EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, Ga., July 18, 2008 (PRIME NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported quarterly net income of $292,000 for the second quarter of 2008, down 89.19 percent from second quarter 2007 net income of $2,702,000, while net income for six months ended June 30, 2008 was $2,505,000, down 51.60 percent from six months ended June 30, 2007 of $5,176,000. The first half of 2008 has proven to be very challenging for Colony and the entire banking industry. The continued downturn of the housing and real estate market that began in 2007 and the economy in general has contributed to financial results well below our historic standards. Real estate loans originally extended for land development, construction, and resale required additional loan loss provisions during second quarter 2008. "Problem loans are centered primarily in land development in our larger MSA markets and we will maintain an aggressive posture with these types of credits. Our core earnings, along with manageable credit exposure in real estate dependent loans, allow us to work through this difficult economic period with a strong capital structure," said Al D. Ross, President and Chief Executive Officer.

The Company continues to closely monitor our real estate dependent loans and focus on asset quality during this economic downturn. Non-performing assets increased to $21.2 million, or 2.21 percent of total loans and other real estate owned as of June 30, 2008. This compares to $18.2 million, or 1.92 percent as of March 31, 2008, $16.3 million, or 1.73 percent as of December 31, 2007 and $6.9 million, or 0.72 percent as of June 30, 2007. The increase in non-performing assets ties directly to the elevated risk in our residential and land development loan portfolio given the economic turndown and has resulted in increased loan loss provisions in first half 2008 compared to first half 2007; thus, a significant negative impact on our 2008 net income. The second quarter 2008 provision for loan losses were $4,071,000 compared to $914,000 for the same period in 2007, while year to date 2008 provision for loan losses were $5,142,000 compared to $1,828,000 for the same year ago period. We have been aggressive in identifying and addressing problem loans and writing them down to current values. On a positive note, during second quarter 2008 we were able to reduce our other real estate holdings at March 31, 2008 by $560,000 with minimal loss on the properties sold.

In the second quarter of 2008 net charge-offs were $1,825,000, or 0.19 percent of average loans compared to $437,000, or 0.05 percent of average loans in second quarter 2007, while net charge-offs for first half 2008 were $3,189,000, or 0.34 percent of average loans compared to $1,170,000, or 0.13 percent of average loans in first half 2007. The loan loss reserve of $17.47 million on June 30, 2008 was 1.83 percent of total loans compared to $15.51 million or 1.64 percent on December 31, 2007 and to $12.65 million on June 30, 2007, or 1.33 percent. Management believes that recent contributions to Allowance for Loan Losses adequately address the increase in non-performing assets and the related increase in classified assets.

Another significant factor negatively impacting earnings has been the reduction of net interest income. Net interest income decreased to $9,043,000 in second quarter 2008 compared to $10,825,000 in second quarter 2007, while net interest income decreased to $18,648,000 in first half 2008 compared to $21,276,000 in first half 2007. This reduction ties directly to the aggressive posture taken by Federal Reserve to combat the downturn in the real estate market and recessionary fears as they lowered interest rates 225 basis points in January 2008 - April 2008. The significant rate reduction along with sluggish loan activity resulted in Colony's net interest margin declining to 3.24 percent in second quarter 2008 compared to 3.86 percent in second quarter 2007 and net interest margin declining to 3.34 percent in first half 2008 compared to 3.78 percent in first half 2007. On a positive note, it appears that the Federal Reserve is now in a neutral position tilted toward increasing interest rates in late 2008 or early 2009; thus, Colony has weathered the almost unprecedented reduction of interest rates by the Federal Reserve and should show significant margin improvement the balance of the year. Net interest margin is projected to improve to approximately 3.65 percent in the last half of 2008 or an improvement of 41 basis points over second quarter 2008 net interest margin.

Good solid core earnings have allowed Colony to absorb the additional loan loss provisions and the reduction in net interest margin to post a slight profit for the quarter. Of significance with earnings was an increase in non-interest income to $3,034,000 in second quarter 2008 compared to $2,056,000 in the same year ago period and a reduction in non-interest expense to $7,714,000 in second quarter 2008 from $7,965,000 for the same year ago period. Non-interest income included $614,000 in gains realized from the sale of securities and a gain of $670,000 resulting from unwinding a $19 million FHLB advance position. Non-interest expense reduction has primarily been in salary and benefits as the company has seen its employee headcount reduced due to normal attrition and a reversal of incentive payout accruals during second quarter 2008.

The company expects to complete a number of operation enhancements that will improve the company's overall efficiency. The company will consolidate its seven banking subsidiaries into a single banking charter during the third quarter of 2008. The improvement plans, which began in 2006, will enable the company to align products, pricing, and marketing efforts while re-allocating resources to support management's future growth strategies. Future earnings should benefit positively beginning in 2009. A separate press release in the near term will further detail this company initiative.

The Company had total assets of $1,211,212,000, gross loans of $954,287,000, total deposits of $976,322,000 and total equity of $83,823,000 at June 30, 2008. Shareholder equity to total assets was 6.92 percent at June 30, 2008 compared to 6.63 percent at June 30, 2007.

During the quarter the board of directors declared a quarterly cash dividend of $0.0975 per share compared to $0.0975 declared in first quarter 2008 and to $0.09 per share in second quarter 2007. Though earnings declined significantly in the second quarter, the strong capital position of Colony allowed the board to remain comfortable holding the dividend payout at its current level. To be categorized as "well-capitalized" by regulatory requirements, a company must maintain a 10 percent total capital to risk-based assets ratio. At June 30, 2008, Colony remained well in excess of the regulatory requirement as its total capital to risk-based assets ratio was 12.39 percent. "With this capital level, Colony has significant amounts of excess capital which, coupled with our reserves, will allow us to remain strong during this period of economic uncertainty," said Mr. Ross.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

                       COLONY BANKCORP, INC.
                 FINANCIAL HIGHLIGHTS (UNAUDITED)
           DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                    QUARTER ENDED       YEAR-TO-DATE
 EARNINGS SUMMARY                06/30/08  06/30/07  06/30/08  06/30/07
                                 --------  --------  --------  --------
 Net Interest Income             $9,043    $10,825     $18,648   $21,276
 Provision for Loan Losses        4,071        914       5,142     1,828
 Non-interest Income              3,034      2,056       5,405     4,166
 Non-interest Expense             7,714      7,965      15,471    15,874
 Income Taxes                        --      1,300         935     2,564
 Net Income                         292      2,702       2,505     5,176
 Operating Income                  (113)     2,701       1,724     5,053

                                 QUARTER ENDED         YEAR-TO-DATE
   PER SHARE SUMMARY          06/30/08   06/30/07   06/30/08   06/30/07
                              --------   --------   --------   --------
 Common Shares Outstanding    7,215,463  7,204,775  7,215,463  7,204,775
 Weighted Average Diluted
  Shares                      7,197,607  7,197,645  7,194,734  7,196,193
 Net Income Per Weighted
  Average Diluted Shares          $0.04      $0.38      $0.35      $0.72
 Operating Income Per
  Weighted Average Diluted
  Shares                         $(0.02)     $0.38      $0.24      $0.70
 Dividends Declared Per Share   $0.0975      $0.09     $0.195    $0.1775

                                 QUARTER ENDED          YEAR-TO-DATE
  OPERATING RATIOS (1)        06/30/08   06/30/07   06/30/08   06/30/07
                              --------   --------   --------   --------
 Net Interest Margin (a)          3.24%      3.86%      3.34%      3.78%
 Return on Average Assets
  Based on Net Income             0.10%      0.91%      0.42%      0.86%
 Return on Average Assets
  Based on Operating Income      (0.04)%     0.91%      0.29%      0.84%
 Return on Average Equity
  Based on Net Income             1.36%     13.58%      5.86%     13.17%
 Return on Average Equity
  Based on Operating Income      (0.53)%    13.57%      4.03%     12.86%
 Efficiency (b)                  66.85%     61.42%     67.15%     62.43%

                                  QUARTER ENDED
 ENDING BALANCES              06/30/08    06/30/07
                              --------    --------
 Total Assets                 $1,211,212  $1,203,777
 Loans Held for Sale                  --         380
 Loans, Net of Reserves          936,608     940,406
 Allowance for Loan Losses        17,466      12,647
 Goodwill                          2,412       2,412
 Intangible Assets                   384         420
 Deposits                        976,322   1,021,743
 Stockholders' Equity             83,823      79,858
 Book Value Per Share             $11.62      $11.08
 Tangible Book Value Per Share    $11.23      $10.69
 Shareholders' Equity to
  Total Assets                      6.92%      6.63%

                                 QUARTER ENDED         YEAR-TO-DATE
   AVERAGE BALANCES          06/30/08   06/30/07   06/30/08   06/30/07
                             --------   --------   --------   --------
 Total Assets               $1,185,944  $1,192,780 $1,188,001 $1,198,792
 Loans, Net of Reserves        937,686     929,996    932,589    922,854
 Deposits                      978,477   1,019,149    989,790  1,026,235
 Stockholders' Equity           85,659      79,599     85,483     78,580

                                   QUARTER ENDED         YEAR-TO-DATE
  ASSET QUALITY                06/30/08   06/30/07   06/30/08   06/30/07
                               --------   --------   --------   --------
 Nonperforming Loans             $17,953     $5,431    $17,953     $5,431
 Nonperforming Assets             21,151      6,865     21,151      6,865
 Net Loan Chg-offs
  (Recoveries)                     1,825        437      3,189      1,170
 Reserve for Loan Loss to
  Gross Loans                       1.83%      1.33%      1.83%      1.33%
 Reserve for Loan Loss to
  Non-performing Loans             97.29%    232.87%     97.29%    232.87%
 Reserve for Loan Loss to
  Non-performing Assets            82.58%    184.22%     82.58%    184.22%
 Net Loan Chg-offs
  (Recoveries)to Avg. Gross
  Loans                             0.19%      0.05%      0.34%      0.13%
 Nonperforming Loans to
  Gross Loans                       1.88%      0.57%      1.88%      0.57%
 Nonperforming Assets to
  Total Assets                      1.75%      0.57%      1.75%      0.57%
 Nonperforming Assets to
  Gross Loans And Other
  Real Estate                       2.21%      0.72%      2.21%      0.72%

  (1) Annualized
  (a) Computed using fully taxable-equivalent net income
  (b) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses

 Quarterly Comparative Data (in thousands, except per share data)

                     2Q2008     1Q2008     4Q2007     3Q2007     2Q2007

 Assets            $1,211,212 $1,185,226 $1,208,776 $1,213,270 $1,203,777
 Loans                936,608    927,958    929,465    954,066    940,786
 Deposits             976,322    993,556  1,018,602  1,018,755  1,021,743
 Equity                83,823     86,014     83,743     82,921     79,858
 Net Income               292      2,213        752      2,619      2,702
 Net Income Per Share    0.04       0.31       0.10       0.36       0.38
 Dividends Declared
  Per Share            0.0975     0.0975      0.095     0.0925       0.09

 Key Performance
  Ratios             2Q2008     1Q2008     4Q2007     3Q2007     2Q2007

 Return on Assets       0.10%      0.74%      0.25%      0.87%      0.91%
 Return on Equity       1.36%     10.38%      3.58%     12.87%     13.58%
 Equity/Assets          6.92%      7.26%      6.94%      6.83%      6.63%
 Net Interest Margin    3.24%      3.44%      3.64%      3.81%      3.86

 Consolidated Balance Sheets Colony Bankcorp, Inc.
 (in thousands)
                                                June 30,     June 30,
                                                --------     --------
                                                  2008         2007
                                                  ----         ----
                                               (unaudited)  (unaudited)

 ASSETS

 Cash and Cash Equivalents
  Cash and Due from Banks                         $27,478      $28,128
  Federal Funds Sold                                5,579       16,705
                                                   33,057       44,833
                                                   ------       ------
 Interest-Bearing Deposits                          1,783        2,199
                                                    -----        -----
 Investment Securities
  Available for Sale, at Fair Value               177,054      155,305
  Held for Maturity, at Cost (Fair Value of
   $65 and $67 as of Jun. 30, 2008 and Jun. 30,
   2007, Respectively)                                 63           67
                                                       --           --
                                                  177,117      155,372
                                                  -------      -------
 Federal Home Loan Bank Stock, at Cost              6,092        5,465
                                                    -----        -----
 Loans Held for Sale                                   --          380
                                                       --          ---
 Loans                                            954,287      953,494
  Allowance for Loan Losses                       (17,466)     (12,647)
  Unearned Interest and Fees                         (213)        (441)
                                                    -----        -----
                                                  936,608      940,406
                                                  -------      -------
 Premises and Equipment                            28,606       27,607
                                                   ------       ------
 Other Real Estate                                  3,198        1,434
                                                    -----        -----
 Goodwill                                           2,412        2,412
                                                    -----        -----
 Other Intangible Assets                              384          420
                                                      ---          ---
 Other Assets                                      21,955       23,249
                                                   ------       ------
 Total Assets                                  $1,211,212   $1,203,777
                                               ==========   ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Deposits
  Noninterest-Bearing                             $75,946      $75,069
  Interest-Bearing                                900,376      946,674
                                                  -------      -------
                                                  976,322    1,021,743
                                                  -------    ---------

 Borrowed Money
  Federal Funds Purchased                          16,465          900
  Securities Sold Under Agreements to
   Repurchase                                      20,000           --
  Subordinated Debentures                          24,229       24,229
  Other Borrowed Money                             84,600       69,500
                                                   ------       ------
                                                  145,294       94,629
                                                  -------       ------

 Other Liabilities                                  5,773        7,547
                                                    -----        -----

 Stockholders' Equity
  Common Stock, Par Value $1, Authorized
   20,000,000 Shares, Issued 7,215,463 and
   7,204,775 Shares as of Jun. 30, 2008 and
   Jun. 30, 2007, Respectively                      7,215        7,205
  Paid in Capital                                  24,589       24,503
  Retained Earnings                                53,185       50,066
  Restricted Stock- Unearned Compensation            (346)        (411)
  Accumulated Other Comprehensive Loss, Net of
   Tax                                               (820)      (1,505)
                                                    -----      -------
                                                   83,823       79,858
                                                   ------       ------
 Total Liabilities and Stockholders' Equity    $1,211,212   $1,203,777
                                               ==========   ==========

 Consolidated Statements of Income Colony Bankcorp, Inc.
 (in thousands except per share data)

                                Quarter               Year-to-Date
                           Three Months Ended       Six Months Ended
                          06/30/08    06/30/07    06/30/08    06/30/07
                          --------    --------    --------    --------
                        (unaudited) (unaudited) (unaudited) (unaudited)
 Interest Income
  Loans, Including Fees    $16,742     $20,420     $35,091     $40,188
  Federal Funds Sold            84         336         239         967
  Deposits with Other
   Banks                         9          34          20          75
  Investment Securities
   U.S. Government
    Agencies                 1,586       1,573       3,267       3,117
   State, County and
    Municipal                   92         137         230         271
   Corporate
    Obligations/
    Asset-Backed Sec.           85          63         179         126
  Dividends on Other
   Investments                  82          73         166         149
                                --          --         ---         ---
                            18,680      22,636      39,192      44,893
                            ------      ------      ------      ------
 Interest Expense
  Deposits                   8,475      10,673      18,147      21,280
  Federal Funds
   Purchased and
   Repurchase Agreements        24          31          52          37
  Borrowed Money             1,138       1,107       2,345       2,300
                             -----       -----       -----       -----
                             9,637      11,811      20,544      23,617
                             -----      ------      ------      ------
 Net Interest Income         9,043      10,825      18,648      21,276
  Provision for Loan
   Losses                    4,071         914       5,142       1,828
                             -----         ---       -----       -----
 Net Interest Income
  After Provision for
  Loan Losses                4,972       9,911      13,506      19,448
                             -----       -----      ------      ------
 Noninterest Income
  Service Charges on
   Deposits                  1,173       1,214       2,338       2,332
  Other Service Charges,
   Commissions and Fees        241         239         495         485
  Mortgage Fee Income          174         286         343         538
  Securities Gains             614           2       1,184         186
  Other                        832         315       1,045         625
                               ---         ---       -----         ---
                             3,034       2,056       5,405       4,166
                             -----       -----       -----       -----
 Noninterest Expense
  Salaries and Employee
   Benefits                  4,029       4,687       8,432       9,229
  Occupancy and
   Equipment                 1,061       1,010       2,068       2,011
  Other                      2,624       2,268       4,971       4,634
                             -----       -----       -----       -----
                             7,714       7,965      15,471      15,874
                             -----       -----      ------      ------

 Income Before Income
  Taxes                        292       4,002       3,440       7,740
 Income Taxes                   --       1,300         935       2,564
                                --       -----       -----       -----
 Net Income                   $292      $2,702      $2,505      $5,176
                              ====      ======      ======      ======
 Net Income Per Share of
  Common Stock
  Basic                      $0.04       $0.38       $0.35       $0.72
                             =====       =====       =====       =====
  Diluted                    $0.04       $0.38       $0.35       $0.72
                             =====       =====       =====       =====
 Weighted Average Basic
  Shares Outstanding     7,197,607   7,187,587   7,194,734   7,184,576
                         =========   =========   =========   =========
 Weighted Average
  Diluted Shares
  Outstanding            7,197,607   7,197,645   7,194,734   7,196,193
                         =========   =========   =========   =========

CONTACT:  Colony Bankcorp, Inc.
          Terry L. Hester, Chief Financial Officer
          (229) 426-6002